UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2017

TIFFANY & CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As required by that certain Cooperation Agreement, dated as of February 20, 2017 (the “Agreement”), by and between JANA Partners LLC (“JANA”) and Tiffany & Co. (the “Company”), the Company has delivered a notice to JANA that the Company will include each of Roger Farah, James Lillie and Francesco Trapani on the Company’s slate of director nominees for the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). The remainder of the slate will be announced in the ordinary course in the Company’s proxy statement for the 2018 Annual Meeting. In the interim, the Company’s board of directors (the “Board”) is working with a leading search firm to identify additional qualified director candidates.

The Board accelerated the determination to re-nominate Messrs. Farah, Lillie and Trapani solely to accommodate the timeline set forth in the Agreement. Pursuant to the Agreement, JANA is required to notify the Company by no later than the close of business on December 12, 2017 as to whether JANA agrees to the inclusion of these three directors on the slate for the 2018 Annual Meeting. If JANA agrees to the inclusion of Messrs. Farah, Lillie and Trapani on such slate, the Standstill Period (as defined in the Agreement) will be extended, on and subject to the terms set forth in the Agreement, to the date that is thirty (30) days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2019 Annual Meeting of Stockholders. If JANA disagrees with such inclusion, the Standstill Period will terminate, subject to the terms of the Agreement, on the date that is thirty (30) days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2018 Annual Meeting.

The Agreement is described in Item 1.01 of, and a complete copy of the Agreement is filed as Exhibit 10.37 to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2017	TIFFANY & CO.

	By:	/s/ Leigh M. Harlan
	Name:	Leigh M. Harlan
	Title:	Senior Vice President, Secretary and General Counsel